Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2015, relating ot the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in HNI Corporation's Annual Report on Form 10-K for the year ended January 3, 2015.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, Illinois
August 24, 2015